Exhibit 10.3

CONTRACT FOR SALE OF EQUIPMENT

[Hand crossed off and written:  May 10]

This Agreement is entered into on ~~April~~    , 2005, by and between ICM, Inc. (Seller) and East Kansas Agri-Energy, LLC (Buyer).

Recitals

1.     ICM.  ICM, Inc., is a Kansas corporation with its principal place of business in Colwich, Kansas.  It is an engineering firm engaged in the design of fuel ethanol plants.

2.     East Kansas Agri-Energy.  East Kansas Agri-Energy, LLC is a Kansas limited liability company.  It is engaged in the business of owning and operating a fuel ethanol plant.

3.     The Design/Build Contract.  Seller and Buyer are parties to an Agreement between Owner and Design/Builder on the basis of a stipulated price, dated August 9, 2004 (the Design/Build Contract).  Pursuant to the Design/Build Contract, Seller has designed and is building for Buyer a dry mill fuel-grade ethanol plant located in or near Garnett, Kansas (the Garnett Ethanol Plant).

4.     Purpose of Agreement.  The purpose of this Agreement is to set forth the terms and conditions pursuant to which Seller will provide and install, for the benefit of Buyer and as part of the Garnett Ethanol Plant, a steam turbine electric generator, as more fully described below.

Terms and Conditions

5.     The Equipment.  As part of the Garnett Ethanol Plant being constructed pursuant to the Design/Build Contract, Seller will provide and install a Tuthill Energy Systems Murray steam turbine electric generator, the specifications for which are more fully described in the attached Exhibit A (the Equipment).

6.     Time of Performance.  Seller will provide and install the Equipment so that it will be in place and operational on the Substantial Completion date set forth in the Design/Build Contract.

7.     Purchase Price.  The Purchase Price for the Equipment, which includes the costs of installation of the Equipment, is $1,760,274.  Buyer will pay the Purchase Price to Seller in accordance with the terms of the attached Promissory Note and Security Agreement attached as Exhibit B, which will be executed by Buyer at the time of execution of this Agreement.

8.     Express Warranties. Seller makes to Buyer the following express warranties regarding the Equipment:

a.                                       Conformance Warranty. The Equipment will conform to the description and specifications set forth in Exhibit A.

b.                                      Title Warranty,. Seller warrants that Buyer will receive title to the Equipment free and dear of all liens and encumbrances arising by, through or under Seller.

c.                                       Performance Warranty. Seller warrants to Buyer that the Equipment will provide an output of 1,250 kilowatts of electricity when the Garnett Ethanol Plant is operated at a production rate of 35GPY (35 million gallons per year of denatured fuel-grade ethanol) and at a steam production rate of 45,900 lbs.lhr (45,900 pounds per hour of steam), and provided that Buyer is operating the Garnett Ethanol Plant and Equipment in compliance with the following:

(1)                                  the Equipment is properly serviced and maintained in good working condition;

(2)                                  Buyer complies with all of the droner requirements of the DesignBuild Contract;

(3)                                  Buyer follows the training and operational recommendations provided by Seller to Buyer pursuant to Exhibit G of the Design/Build Contract;

(4)                                  Buyer follows the standard operating procedures for the plant provided by Seller to Buyer; and

(5)                                  Buyer follows the manufacturer’s recommendations and instructions for maintenance and operation of the Equipment.

The Buyer will also receive the benefit of the warranty for the Equipment provided by the ,manufacturer of the goods. Seller shall assign to Buyer all manufacturer warranties for the Equipment.

These express warranties are provided by Seller to Buyer in lieu of any and all other express or implied warranties that might otherwise arise from the sale of the Equipment. There are no warranties which extend beyond the face hereof.

9.     Title to Equipment. Title to the Equipment (which is now located at the Garnett Ethanol Plant), and all risk of loss to the Equipment, shall pass to Buyer upon execution of this Agreement. Buyer shall maintain insurance covering the Equipment as required by the terms of the Design/Build Contract, including builders risk and property insurance. The provisions of sections 5.04, 5.05, 5.06, 5.07 and 5.08 (relating to insurance) of the Design/Build Contract are incorporated by reference into this Agreement by reference.

10.  Waiver of Incidental and Consequential Damages. Seller and Buyer hereby waive the right to claim or recover from each other any incidental or consequential damages that might otherwise be recoverable upon a breach of this Agreement.

11.  Limitation of Buyer’s Remedies. In the event of an alleged breach of this Agreement by Seller, Buyer shall notify Seller of the specific nature of the alleged breach, and after receipt of such notification Seller shall have a reasonable amount of time to repair, replace or otherwise cause the Equipment to comply with the terms and conditions of this Agreement. In the event that Seller is unable to remedy a breach of this

Agreement within a reasonable amount of time, Buyer’s remedy shall be limited as follows: upon delivery of possession and title to the Equipment to Seller, Buyer shall be entitled to recover from Seller all amounts paid by it toward the purchase price of the Equipment, less the reasonable value of Buyer’s use of the Equipment through the date possession and title to the Equipment is delivered to Seller.

12.  Security Interest. Buyer shall grant to Seller a perfected purchase money security interest in the Equipment in order to secure payment of the Purchase Price, all as more fully set forth in the attached Promissory Note and Security Agreement.

13.  Proprietary Property. It is agreed that Seller’s means and methods of installation and incorporation of the Equipment into the Garnett Ethanol Plant are Proprietary Property covered by Exhibit F of the Design/Bu ..d Contract.

14.  Notices. All notices required or permitted to be given under this Agreement shall be in writing and given as follows:

If to Seller:                                       Jerry Jones

Chief Financial Officer ICM, Inc.

310 N. First Street

Colwich, Kansas

If to Buyer:                                    Bill Pracht

Chairman

East Kansas Agri-Energy, LLC 210 ‘Y2 E.

4th Avenue

Garnett, Kansas 66032

15.  Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective legal representatives, successors and assigns; provided, that neither this Agreement nor any rights under it may be assigned by either party without the express written consent of the other party.

16.  Indemnification. Buyer shall defend, indemnify and hold harmless Seller from any and all claims that may arise from Seller’s use of the Equipment.

17.  Use and Location of Equipment. Until such time as the Purchase Price has been paid in full, Buyer will not alter the Equipment or move the Equipment from the location within the Garnett Ethanol Plant at which it is installed by Seller.

18.  Entire Agreement. This Agreement embodies the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements. This Agreement may be amended, and any of its provisions waived, only in a writing signed by both parties.

19.  Counterparts. Two originals of this Agreement shall be executed, one to be given to Seller and one to be given to Buyer.

20.  Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the remaining provisions. In the event of a binding finding that a provision of this Agreement is invalid or unenforceable, the parties hereby agree that this Agreement shall be reformed to replace such provision with a valid and enforceable provision that comes as close as possible to expressing the intention of the stricken provision.

21.  Governing Law. This Agreement shall be governed, construed and enforced according to the laws of the State of Kansas.  The parties agree that any dispute that might arise under this Agreement shall be resolved in the manner provided for resolution of disputes under the Design/Build Contract.  This Agreement has been drafted by the combined efforts of Seller and Buyer.

SELLER:	ICM, Inc.	BUYER:	East Kansas Agri-Energy, LLC

By:	/s/ David Vander Griend	By:	/s/ Bill Pracht
Name: David Vander Griend		Name: Bill Pracht
Title: President		Title: Chairman

EXHIBIT A

Equipment Specifications

TURBINE OPERATING CONDITIONS & PERFORMANCE

PERFORMANCE DATA

Operating Condition	Part Load	Maximum Flow
Inlet Pressure (PSIG)	120	120
Inlet Temperature (Deg F)	350 (D&S)	350 (D&S)
Exhaust Pressure (PSIG)	(Atmos.)	(Atmos.)
Exhaust Temperature (Deg F)	212	212
Exhaust Moisture Content	6.0%	7.0%
Steam Flow (LB/HR)	32,000	53,310
Turbine Speed (RPM)	6,000	6,000
Generator Speed (RPM)	1,800	1,000
Generator Output (KW)	834	1,597

Note:  The turbine will be designed to withstand continuous operation at inlet steam temperature up to 500 Deg F.

TURBINE DATA

Turbine Frame	KD2
Number of Stage	Two
Inlet Valves	Single
Inlet Size / Flange Rating	8” / 300#
Inlet Location	Left Side
Extraction / Bleed Openings	None
Exhaust Size / Flange Rating	24”/ 125#
Exhaust Location	Up
Thrust Bearings	Tilting – Pad
Radial Bearings	Sleeve
Shaft Seals	Carbon ring
Trip Valve	Posi-Seal
Turbine Governor	Digital Electronic

* Viewed from governor end of turbine.

TURBINE FEATURES AND ACCESSORIES

•                                          High-performance butterfly trip valve, limit switch, 80-120 PSI air to open, spring to close

•                                          Removable stainless steel steam strainer around the governor valve

•                                          Single inlet valve controlled by governor

•                                          Manual hand valve for part load economy

•                                          PLC based turbine control include in turbine control panel. The PLC will give NEMA class D control and will have capabilities similar to a Woodward DG-505 governor.

•                                          Electro-hydraulic actuator for governor

•                                          Mechanical bolt type overspeed governor with back-up overspeed trip accomplished through the turbine control system

•                                          Stainless steel nozzles and blades

•                                          Stainless steel diaphragm vanes

•                                          Built-up rotor construction

•                                          Sleeve type journal bearings

•                                          Kinsbury tilt pad type thrust bearing

•                                          Carbon ring gland seals sprayed shaft in end gland carbon ring zones

•                                          Sentinel warning valve mounted on exhaust casing

•                                          Blanket Insulation around high temperature portions of turbine

•                                          Solenoid trip mechanism

TURBINE FEATURES AND ACCESSORIES

•                  Removable thrust collar

•                  Free standing pedestal type gag-board with 3 steam pressure gages, (steam inlet, steam ring and exhaust steam) and tachometer indicator noted below.

•                  Electronic tachometer with digital indicator

•                  7 probe Bently Nevada system including probes, transmitters, cable and junction box for 2 vibration probes in each journal bearing, 2 axial displacement probes and one key phasor.  Monitoring to be done by OPLC in turbine generator control panel.

•                  2 temperature sensors in thrust bearing and one temperature sensors in each journal bearing (RTD—platinum).  Temperature sensor monitoring to be done by PLC in turbine generator control panel.

•                  Drain line sight flow indicators and dial type thermometer for each radial bearing and thrust bearing drain line.

•                  Manifold carbon steel supply and carbon steel drainpipe with welded fittings and ASA flanges, terminating at the coupling end of the turbine.

•                  Gland leak-off arranged for piping to sewer at atmospheric pressure

•                  One common air connection to supply-air for the bearing seal purge system, including all necessary filters, regulators and tubing.  Air supply @ 80-120 psig, instrument qualify, by others.

•                  Turbine outline Drawing and 6 sets instruction manuals

•                  Factory test performed and document test as required by NEMA Standard SM-24

REDUCTION GEAR

Type	Single reduction, double helical
Input Shaft Speed	6000 rpm
Output Shaft Speed	1800 rpm
AGMA SF	Minimum of 1.3
Lubrication	Forced Lubrication
Accessories:	Shaft driven main oil pump
One pressure gauge with isolation valve in oil spray pipe.
4 dial type thermometers, 1 each bearing
One RTD in each radial bearing

COUPLINGS

Non-lubricated coupling between turbine and gear with guard

Grease-packed, gear type coupling between gear and generator with guard

BASEPLATE

Fabricated steel baseplate under turbine, gear and generator

Lifting Lugs

Horizontal Positioning Screws for turbine, gear, and generator

Vertical Positioning Screws for turbine, gear, and generator

LUBRICATING OIL SYSTEM

Lube system console, reservoir mounted equipment including the following

•                  Main oil pump driven by gear shaft and included in gear scope

•                                AC motor driven auxiliary oil pump including pump, motor piping

•                                Dual 25 micron absolute (10 micron nominal) oil filters with transfer valve

•                                Single shell and tube type oil cooler.  Stainless steel tubes.

•                                Carbon steel reservoir with 3 minute retention time

•                                4 relief valves:  2 fore individual pump protection, 1 for control oil, 1 for lube oil

•                  2 Ashcroft Thermometers, 1 before and 1 after cooler

•                                Flanged and welded schedule 80 carbon steel piping

•                                Oil temperature control valve

•                                Low oil pressure alarm switch

•                                Low oil pressure trip switch

•                                Aux. oil pump switch

GENERATOR DESCRIPTION

Type	Horizontal Synchronous
Excitation	Brushless
Location	Indoor
Enclosure	Open drip-proof with sound attenuation
Noise Level	90-92 dBA at 3 feet
Duty	Continuous
Terminal	wye connection
KW	2,000
KVA	2,353 at elevations up to 5000 feet above sea level
Voltage	4160
Frequency	60hase
Insulation Class	F
Temperature	80 Deg C rise by resistance above a 40 Deg C ambient
Leads	6

GENERATOR ELECTRICAL FEATURES

Damper windings

Insulation system to be VIP complete stator

Field suitable for excitation from brushless exciter

Six (6) leads for differential protection

GENERATOR MECHANICAL FEATURES

Two (2) pressure lubricated (bracket mounted) sleeve bearings

One RTD per radial bearing

Mechanical rotor balance per NEMA standards

Generator to be capable of 125% over-speed without mechanical injury

Open drip-proof construction with sound attenuation.

Ambient air to be clean and within a temperature range of 60-100 Deg F.

GENERATOR ACCESSORIES

Six (6) stator temperature detectors, RTD type, 3 wire, 100 ohm platinum

Space heaters

Main terminal box

Brushless exciter

Permanent magnet alternator (PMA)

STATIC VOLTATGE REGULATOR SYSTEM

Static voltage regulator

K125-10B, 3 Phase Sensing, +/- 1% Voltage Regulation

GENERATOR CONTROL PANEL / SWITCHGEAR

Turbine and Generator Controls

PLC- Allen Bradley Logix5000

•                  CompactLogix CPU with analog and discrete I/O as described below

•                  Controller will interact with the electronic governor to start, auto-synchronize, soft-load the generator and engage process control such as inlet or exhaust pressure control, kW limiting, kW control, power import/export control

•                  PLC includes lube system control logic

HMI – Panel Plus 10 inch color operator interface

•                  Machine monitoring

•                  Monitoring and display of all control and operating parameters including shaft vibration data, bearing, stator, lube oil and process temperatures, process and lube oil pressures

•                  Display of electrical data

•                  Real-time trending of turbine and electronical data

•                  Display and setting of system variables such as:

•                  Control modes

•                  Setpoints with range limits as desired to prevent operator error

•                  Alarms and shutdowns with sequence of events and time stamping

•                  Last 999 alarms are stored in a buffer and can be viewed

Communications and Data Archiving

•                  Communications

•                  The system features communication between the PLC and other devices as may be required for this application.

•                  Additional communications options including Profibus, Industrial Ethernet (Modbus over Ethernet), TCP/IP over Ethernet, DataHighway Plus and others are available.  These networks can be use dot connect the controls to the plant DCS or LAN.  Please consult factory for pricing.

•                  Data Archiving

•                  Data such as temperatures, pressures, vibration, electrical metering, system status, etc can be archive either to a Compact Flash card located in the panel, or to a networked server or PC.

Machinery Monitoring

•                  Vibration

•                  X-Y Vibration In Turbine Journal Bearings and Two Axial Displacement Probes (6 Channels)

•                  Bearing and Generator Stator Temperature

•                  Bearing RTD’s in Thrust and Journal Bearings (10 Channels)

•                  Generator Stator Temperature (3 Channels)

•                  Steam Parameters

•                  Inlet Steam Pressure

•                  Exhaust Pressure

•                  Exhaust Steam Temperature

•                  Lube Oil

•                  Lube Oil Pressure

•                  Lube Oil Temperature

•                  Other

•                  Delta Phase Angel transmitter and Delta Frequency Transmitter for synchronizing

•                  Speed

•                  Discrete Inputs—The base system includes switch inputs in addition to internal inputs.  Additional inputs are available as an option.  The inputs will be monitored and displayed on the HMI.

•                  Trip Valve Position

•                  Emergency Trip Pushbutton

•                  Turbine Overspeed Trip from tachometer (supplied by TG manufacture)

•                  Low Lube Oil Pressure Tip

•                  Generator Protection Relay Lockout

•                  Generator Circuit Breaker Position

•                  Generator Circuit Breaker Lockout

•                  Local Trip Button On Turbine Skid

•                  Remote Trip

•                  High Exhaust Pressure Alarm and/or Trip

•                  High Oil Temperature Alarm and/or Trip

•                  High Oil Filter Differential Pressure Alarm and/or Trip

•                  Voltage Regulator Status

•                  PF Controller Status

•                  Other switches as may be required

•                  Discrete Outputs—The base system includes 8 switch outputs in addition to internal outputs.  Additional outputs are available as an option.  The outputs will be monitored and displayed on the HMI.

•                  Circuit Breaker Open (Trip)

•                  Circuit Breaker Close (Trip)

•                  Turbine Trip

•                  Aux oil pump start

•                  Emergency oil pump start

•                  Common alarm

•                  Common Trip

Other Door Mounted Components

•                  Digital voltage Regulator with auto voltage matching (supplied by generator manufacturer)

•                  Circuit Breaker Position Lights

•                  Emergency Stop mushroom head maintain position switch

Synchronizing

•                  PLC controlled fully automatic synchronizing including voltage and frequency matching

•                  Delta frequency transmitter

•                  Synchscope

•                  Scynch check function active in both auto and manual synchronizing

•                  Pistol grip, two position, spring-return-to-center switches for:

•                  Circuit Breaker Control

•                  Raise/Lower Frequency (speed)

•                  Auto/Manual Synch Mode

Electronic Governor

The system includes a Woodward 2301D0ST digital governor.  The electronic governor will receive commands from the PLC and the PLC will handle all process control (such as exhaust pressure control) and synchronizing but the electronic governor will perform the final valve control. The governor includes the following functions:

•                  Speed Control

•                  Start Valve Ramp

•                  Overspeed Protection

•                  Shutdown Logic Alarm Logic Platform Diagnostics

•                  Manual Start, Semi-Automatic Start,

•                  Automatic Start option

•                  Self Powered Actuator option

•                  Critical Speed Avoidance logic

•                  Remote Speed/Load set point

•                  Droop/Isoch Control

Electronic Metering

•                  Multi-function power monitor, Electro Industries DMMS 300+ or equal, 0.5% accuaracy, for measurement of:

•                  Voltage, per phase average, L-L an L-N

•                  Current, per phase average

•                  Power (kW)

•                  kWh

•                  kVAR

•                  kVA

•                  Frequency

•                  Power Factor

•                  Three-line, bright LED display and can display voltage, current and power values simultaneously.

•                  Other measurements are available by using keypad.

•                  Min/Max readings are available for all measured parameters.

•                  Utility revenue grade construction

Generator Protection

•                  SEL 300G utility grade multifunction generator protection relay, with the following functions.  Relay settings by others.

•                  100% Stator Ground

•                  Phase (optional) or Ground Differential

•                  Volts/Hertz

•                  Reverse or Low Forward Power

•                  Backup Overcurrent Protection

•                  Negative-Sequence Overcurrent

•                  Loss-of-Field

•                  Six Levels of Over-or Under Frequency, Plus Time Accumulators

•                  Over-/Undervoltage

•                  Loss-of-Potential

•                  Sychronism Check

•                  Out-of-Step (1 or 2 blinder schemes)

•                  Full Event Reports and Sequential Events Records (SER)

•                  Breaker Monitor and Battery Monitor

•                  High Accuracy Metering

5 kV Circuit Breaker Circuit Breaker

•                  GE Switchgear 5 kV, 250 MVA, tin plated copper, 1200 amp

•                  Indoor enclosure with side access

•                  Drawout vacuum circuit breaker, 5-cycle close, with auxiliary contacts.  Control power is 125 VDC (by others).

•                  Metering and relaying current transformers, 6 in enclosure, 6 shipped loose, GE/ITI Model 780

•                  Metering and relaying potential transformers, drawout, fused, quantity 3

•                  SEL 587 transformer protection relay

•                  Breaker trip/close switch and indicating lights

Skid Terminal Box

System I/O and turbine generator skid wiring in a terminal box designed to be mounted on the skid.  This will drastically reduce field wiring between the skid and the controls.  Skid could be up to 1000 feet from the control panel.  Wiring between skid terminal box I/O and the control panel will be one communication cable.  Safety wiring such as turbine trip and emergency stop will be “hard” wired.

Auxiliary Control Station

Auxiliary Control Station with:

•                  HMI for control and display of monitoring data

•                  Emergency stop switch, red mushroom head

•                  Alarm horn

•                  Approximate dimensions:  24 x 30 x 10 inches

Neutral Grounding Resistor

Neutral grounding resistor manufactured by IPC

•	Volts (l-L)	:	4160
•	Volts (L-N)	:	2400
•	Amps	:	40
•	Ohms	:	6
•	Duty	:	10 Seconds
•	Temp. Rise	:	760[o] C
•	Resistor	:	Stainless steel edgewound elements, individually insulated and supported on aluminum frames with
	stainless steel inner-connections.
•	C.T.	:	5kV @ 400:5 ratio, T200 relay accuracy, 60 Hz enclosed with and wired to the resistor.
•	Enclosure	:	NEMA 3R outdoor rated with a solid top, removable solid front, rear and side covers, and a
	screened bottom, Steel construction with mill galvanized finish. No paint.
•	Dimensions	:	48” W x 32” D x 37” H.
•	Weight	:	500 lbs. (approximate)
•	Bushings	:	None. Both the neutral and ground connections via bottom entry access to insulated 250 MCM
	compression lugs.

EXHIBIT B

Promissory Note and Security Agreement

PROMISSORY NOTE AND SECURITY AGREEMENT

[Hand crossed out and written: May 10]
$1,760,274	Colwich, Kansas	April , 2005

FOR VALUE RECEIVED, East Kansas Agri-Energy, LLC (Buyer) PROMISES to pay order of ICM, Inc., 310 N. First Street, Colwich, Kansas (Seller), the sum of One Million Seven-Hundred Sixty Thousand Two Hundred Seventy Four Dollars ($1,760, 274), together with interest form the date of this note at a rate of 1 percent per annum above the Prime Rate as most recently published by the Wall Street Journal (Eastern Edition)(1), with the interest rate changing quarterly on the first day of January, April, July and October during the term of this note, payable in the following installments:

Payment Date	Payment Amount
October 1, 2005	$146,689.50 in principal plus all accrued interest on the entire balance of the note to the date of payment.
January 1, 2006	$146,689.50 in principal plus all accrued interest on the entire balance of the note to the date of payment.
April 1, 2006	$146,689.50 in principal plus all accrued interest on the entire balance of the note to the date of payment.
July 1, 2006	$146,689.50 in principal plus all accrued interest on the entire balance of the note to the date of payment.
October 1, 2006	$146,689.50 in principal plus all accrued interest on the entire balance of the note to the date of payment.
January 1, 2007	$146,689.50 in principal plus all accrued interest on the entire balance of the note to the date of payment.
April 1, 2007	$146,689.50 in principal plus all accrued interest on the entire balance of the note to the date of payment.
July 1, 2007	$146,689.50 in principal plus all accrued interest on the entire balance of the note to the date of payment.
October 1, 2007	$146,689.50 in principal plus all accrued interest on the entire balance of the note to the date of payment.
January 1, 2008	$146,689.50 in principal plus all accrued interest on the entire balance of the note to the date of payment.
April 1, 2008	$146,689.50 in principal plus all accrued interest on the entire balance of the note to the date of payment.
July 1, 2008	the entire remaining balance of principal and interest due on the note

All payments shall first be applied to accrued interest, and then to the principal of this note.

(1)   If the Wall Street Journal is not published or the Prime Rate is not stated in that publication on the effective date of any interest rate change, then the Prime Rate in the most recently published edition of that publication shall be used.

Having executed this note, and in order to secure payment, Buyer pledges as Collateral the following items of personal property (the Collateral):

The Tuthill Energy Systems Murry steam turbine electric generator

Installed at the Garnett Ethanol Plant having an address of 210 ½ E.

4th Avenue, Garnett, Kansas, as more fully described in the attached

Contract for Sale of Equipment.

Now, in the event of default of payment of the note, Buyer gives to Seller full power and authority to sell and to do all necessary acts to transfer the Collateral, or any part or portion of it, at public or private sale, at the option of the holder of this note, on the nonperformance of the above promise, or at any time thereafter, and without advertising that same or otherwise giving to Buyer any notice, and apply the proceeds to the payment of this note and the costs of sale and transfer.  Buyer agrees to make good and deficit of the proceeds of such sale should not be sufficient to pay this note.  Any surplus will be paid to Buyer.

Buyer agree that this Note and Security Agreement is subject to the Uniform Commercial Code, and all the following additional provisions:

1.     Names For This Agreement:  The maker of the note shall be called Buyer and the holder of the note shall be called Seller.

2.     Title:  Except for the security interest granted to Seller and a blanket security interest in favor of Home Federal Saving Bank which shall be subordinate to Seller’s security interest, the Collateral is or will be owned by Buyer free form any lien, security interest or encumbrance of any kind; Buyer will defend its title and the Collateral against all adverse claims of title, lein, security or other interest of any character.  Buyer will not sell, encumber, transfer or dispose of the Collateral or any par of it without prior written consent of Seller.

3.     Insurance: Buyers will at all times keep the Collateral insured as provided in the attached Contract For Sale of Equipment. Al such policies shall provide losses payable to the Seller and Buyer as their interests appear. Copies of the insurance policy or policies shall be provided to the Seller by the Buyer. Evidence of payment of insurance premiums shall be provided to the Seller.

4.     Location of Collateral: Buyer will maintain the Collateral at the Garnett Ethanol Plant.

5.     Perfection: Buyer hereby irrevocably authorizes Seller at any time and from time to time to file in any jurisdiction any initial financing statements and amendments thereto that (a) describe the Collateral as set forth above, and (b) contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement or amendment. It is agreed that the Equipment will remain readily removable from the Garnett Ethanol Plant property and is therefore not a “fixture” within the meaning of Q.S.A. 84-9-102(41), notwithstanding any protective fixture filing that might be made by Seller.

6.     Maintenance: Buyer will timely pay any and all taxes, assessments, license fees, or other proper charges arising from the ownership, use or operation of the Collateral. Buyer will keep the Collateral free from any adverse lien, other than a blanket security interest in favor of Home Federal Saving Bank which shall be subordinate to Seller’s security interest, and in good order and repair, will not modify, waste or destroy the Collateral or any part of it. Buyer will not use the Collateral in violation of any applicable law, statute, ordinance or policy of insurance. All accessions to the Collateral shall be subject to this Agreement. The Collateral may be examined and inspected by Seller at any reasonable time or times wherever it may be located.

7.     Future Advances: At his option, Seller may pay any taxes, liens, charges, encumbrances or assessments at any time levied against the Collateral; may place and pay for insurance on it; may order and pay for repair, maintenance, restoration, recovery, and preservation of it; and pay any transfer, recording or filing fees. Buyer agrees to reimburse Seller for any such payments or expenses made or incurred. Any insurance premiums paid by Seller shall be refunded to Seller in the event of cancellation. Seller shall give Buyer reasonable notice of intent to perform under this paragraph and then allow Buyer a reasonable time to perform the requisite act. Upon failure of Buyer to perform and to make payments or incur expenses, such amount may be added to the debt. Within a reasonable time after advancing any such sums, Seller shall in writing advise Buyer of the amount of sums advanced, charges and any revised payment schedule occasioned by these advances. In the event any insurance is so purchased, Seller will deliver to Buyer a proper certificate or notice of insurance. Seller may make a finance charge for sums so advanced at a rate not in excess of the interest rate specified in this note.

8.     Default: Any of the following events shall constitute a default: (1) the failure of Buyer to timely perform any of the duties and meet any of the obligations specified in this note; (2) any warranty, representation or statement made or f mashed to Seller by or on behalf of Buyer which induced Seller to make the loan and this Agreement which is false in any material respect; (3) the loss, theft, substantial damage, destruction, material alteration, sale, or encumbrance to or of the Collateral, or any part of it, unless insurance proceeds covering such Collateral are applied to payment on this note; or (4) the dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property, assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Buyer. Waiver of an act of default shall not be nor constitute waiver of any other default in the future.

9.     Remedies Upon Default / Acceleration of Payment: Upon default by the Buyer, Seller, at its option, may declare all obligations to be immediately due and payable (subject to Buyer’s right to cure default in payment) and shall have the right to demand and take immediate possession of the Collateral. Buyer, upon demand, shall make the Collateral available to Seller. When Collateral is in Seller’s possession, Seller shall have no obligation except to use reasonable care in the custody and physical preservation of the Collateral. The risks of accidental loss or damages are on the Buyer to the extent of any deficiency in any effective insurance coverage. Expenses of retaking, holding, restoring, preparing for sale, selling, etc., shall be paid from the sale of Collateral proceeds, including Seller’s reasonable attorney’s fees to the extent permitted by law.

10.   Successors: All rights of the Seller shall inure to the benefit of its successors and assigns. All obligations and rights of Buyer shall bind and inure to the benefit of its legal representatives, successors and assigns.

IN WITNESS WHEREOF, the Buyer subscribed its name effective on the date first above written.

EAST KANSAS A GM-ENERGY, LLC

By:	/s/ Bill Pracht
Name: Bill Pracht
Title: Chairman